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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: SEPTEMBER 1998
DISTRIBUTION DATE: 10/15/98



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                               Per $1,000 of Original
                                                                                                   Class A/Class B
                                                                                                  Certificate Amount
   (i) Principal Distribution
         Class A Amount                                                        $ 6,605,612.70          $11.585643
         Class B Amount                                                        $   266,254.19          $ 8.872727
  (ii) Interest Distribution
         Class A Amount                                                        $   370,416.57          $ 0.649677
         Class B Amount                                                        $    19,495.61          $ 0.649677
 (iii) Amount of Distribution allocable to the Yield Supplement Amount         $     3,180.27
         Class A Amount                                                        $     3,021.26
         Class B Amount                                                        $       159.01
       Amount of Distribution allocable to the (Excess) Shortfall Amount       $     7,597.03
         Class A Percentage                                                    $     7,217.18
         Class B Percentage                                                    $       379.85
  (iv) Monthly Servicing Fee                                                   $    66,651.65          $ 0.111056
         Monthly Supplemental Servicing Fee                                    $         0.00          $ 0.000000
         Class A Percentage of the Servicing Fee                               $    63,319.07          $ 0.111056
         Class A Percentage of the Supplemental Servicing Fee                  $         0.00          $ 0.000000
         Class B Percentage of the Servicing Fee                               $     3,332.58          $ 0.111056
         Class B Percentage of the Supplemental Servicing Fee                  $         0.00
   (v) Class A Principal Balance (end of Collection Period)                    $69,377,273.48
       Class A Pool Factor (end of Collection Period)                               12.168142%
       Class B Principal Balance (end of Collection Period)                    $ 3,651,435.45
       Class B Pool Factor (end of Collection Period)                               12.168142%
  (vi) Pool Balance (end of Collection Period)                                 $73,028,708.93

 (vii) Class A Interest Carryover Shortfall                                    $         0.00
       Class A Principal Carryover Shortfall                                   $         0.00
       Class B Interest Carryover Shortfall                                    $         0.00
       Class B Principal Carryover Shortfall                                   $   (81,409.63)

(viii) Amount Otherwise Distributable to the Seller that is Distributed
         to Either the Class A or Class B Certificateholders                   $         0.00          $ 0.000000


  (ix) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                        $ 6,001,631.84
         Class B Amount                                                        $         0.00

   (x) Aggregate Purchase Amount of Receivables repurchased by the
         Seller or the Servicer                                                $         0.00
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